UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	January 31, 2007

(Date of earliest event reported):	January 31, 2007

Commission File No. 0-31955

QRS Music Technologies, Inc

(Exact name of Registrant as specified in its Charter)

Delaware	36-3683315
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
2011 Seward Ave, Naples, FL	34109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 239-597-5888

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes in Registrant’s Certifying Accountant

On January 29, 2007, the Audit Committee of the Board of Directors of QRS Music Technologies, Inc. (the “Registrant”) was notified that a majority of the partners of Altschuler, Melvoin and Glasser LLP (AM&G) had become partners of McGladrey & Pullen, LLP and, as a consequence, that AM&G was compelled to resign and would no longer be the auditor for the Company.  McGladrey & Pullen, LLP was appointed as the Company’s new auditor.

The audit reports of AM&G on the consolidated financial statements of QRS Music Technologies, Inc. and Subsidiaries as of and for the years ended June 30, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for each of the fiscal years ended June 30, 2006 and 2005, and through the date of this Current Report, there were: (1) no disagreements between the Company and AM&G on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of AM&G, would have caused AM&G to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(iv)(B) of Regulation S-B.

The Company has provided AM&G a copy of the disclosures in this Form 8-K and has requested that AM&G furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not AM&G agrees with the Company’s statements in this Item 4.01(a).  A copy of the letter dated January 31, 2007 furnished by AM&G in response to that request is filed as Exhibit 16.1 to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 31, 2007		QRS Music Technologies Inc

	By:	/s/ Ann Jones
Ann Jones Chief Financial Officer